                                                                   EXHIBIT 10.76
                              STS-95 USER CONTRACT
                                       (B)


         This STS-95 User Contract (B) ("Contract") is made this 18th day of March, 1998, between SPACEHAB, Incorporated ("SHI"), a Washington state corporation with its principal office located in Vienna, Virginia and Mitsubishi Corporation, with its principal office located in Tokyo, Japan ("MC"), as contractor to the National Space Development Agency of Japan ("NASDA", collectively "BUYER").

         WHEREAS MC desires to procure SPACEHAB pressurized module services ("SPACEHAB" or "Module") and retain SHI to act as the carrier and interface between the U.S. National Aeronautics and Space Administration's ("NASA") Space Shuttle fleet and the experiments listed in Exhibit A aboard a SPACEHAB Module Mission currently manifested as STS-95.

         WHEREAS SHI desires to supply to MC such services and to act as the carrier and interface between the NASA Space Shuttle fleet and the experiments listed in Exhibit A aboard a SPACEHAB Module Mission currently manifested as STS-95 ("Mission"); and

         WHEREAS SHI must immediately begin to perform certain tasks associated with the analytical and physical integration of the Exhibit A experiments into the SPACEHAB Module in order to complete these tasks prior to the anticipated launch date;

         WHEREAS, the parties desire to perform their respective obligations necessary to fully achieve these desires pursuant to two sequential contracts (A and B); and

         WHEREAS MC, NASDA, and SPACEHAB have mutually agreed to the Experiment Chargeable Mass policy presented in the Exhibit B table.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.       STATEMENT OF WORK

         SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Contract, the supplies and services described in the Statement of Work ("SOW") in Exhibit C (b) for the payloads listed in Exhibit A (both exhibits incorporated herein by reference) as follows: VFEU, BRIC, OCC, Oceaneering/SPACEHAB Refrigerator/Freezer (OSRF), and Camcorder/Microcam/StillCam. The OCC experiment support hardware will be co-located with the 3-Dimensional Microgravity Accelerometer (3-DMA) and the Japanese United States Thermal Sciences Acceleration Project (JUSTSAP) supplied by the University of Alabama - Huntsville, Consortium for Materials Development in Space. There is no charge to MC/NASDA for co-location of this hardware under this contract.

2.       PRICE AND TERMS OF PAYMENT

         MC shall pay SHI a fixed price of 1997 US$7,620,000 at the time set forth below. Included in this price is the lease of the OSRF and the associated integration and operations services performed by Oceaneering Space Systems of Houston, Texas.

         -  97US$        7,620,000.00   March 31, 1998

            Total       $7,620,000.00

         The total actual Chargeable Mass (reference Exhibit B) for all experiments in Exhibit A and any supporting flight hardware shall be fixed at 303.572 kg.

3.       PAYMENT TERMS AND CONDITIONS

         Payment shall be made in accordance with Paragraph 2 above. In the event MC requests and receives services not specified as Standard Services in the Statement of Work, Exhibit C(b), SHI shall send a Final Billing to MC as promptly as possible after completion of the last service provided by SHI under this Contract. The Final Billing will address additional payment requirements, if any, from MC. If an additional MC payment is required, such payment shall be due 60 days after the billing date of the Final Billing.

4.       MISSION DELAYS

         In the event STS-95 is delayed, suspended, or postponed, there may be additional charges to MC as specified in the following circumstances:

         a.     Delay caused by NASA

                MC pays only additional service costs, if any, required/provided by NASA and/or SHI.

         b.     Delay caused by SHI

                MC pays only additional service costs, if any, required/provided by NASA.

         c.     Delay caused by MC or NASDA

                MC pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge. MC pays for any additional costs incurred by SHI for services provided by NASA and/or SHI.

5.       OPTIONAL SERVICES

         There are currently no optional services priced under this Contract. Prices for any optional services will be negotiated on an individual basis and will be in addition to the price as set forth in Section 2 above.

6.       APPLICABILITY OF NASA/SHI SPACE SHUTTLE CONTRACTS

         SHI and MC acknowledge that performance of the services described in this Contract and the SOW depends upon the Contract(s) governing NASA's manifesting and use of the Module for STS-95 ("NASA Contracts"). Any changes to these NASA/SHI Contract(s) that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Contract by either SHI or MC. In the event of such changes by NASA, SHI and MC agree to negotiate an equitable adjustment to this Contract that satisfies both parties as well as NASA's new requirements. If there are any conflicts between this Contract and the requirements of the NASA Contracts applicable to this Contract, the NASA Contracts terms and conditions shall take precedence.

7.       EXCHANGE OF DOCUMENTATION AND INFORMATION

         SHI and BUYER shall exchange all documents and information required for each party to fulfill its responsibilities under this Contract in accordance with the November 1997 SPACEHAB/NASDA/MC STS-95 Confidentiality & Nondisclosure Contract.

8.       PERMITS AND LICENSES

         SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Contract. MC will be responsible for obtaining any permit or license that may be required to perform an activity unique to the Exhibit A experiments that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of MC's own government(s), or governmental authorities outside the United States.

9.       ALLOCATION OF CERTAIN RISKS AND LIMITATION OF LIABILITY

         a.     Insurance Coverage In Lieu of NASA FAR Supplement Cross-Waiver

                SHI agrees to purchase indemnification insurance covering participants who otherwise would have been covered by the cross waiver provisions set forth in the NASA FAR Supplement in the event MC or NASDA were materially damaged by one or more of such participants during the payload processing activities or STS Operations.

         b.     Risk of Patent Infringement

                (i) SHI agrees to indemnify MC, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against MC by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by MC which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to MC by SHI hereunder.

                (ii) MC agrees to indemnify SHI and NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to products, processes or articles of manufacture used in Exhibit A experiments and any supporting equipment and facilities brought to the SHI SPPF by MC or MC's contractors or subcontractors and any activity performed at SHI or NASA facilities by MC or MC's contractors or subcontractors and any activity performed at SHI or NASA facilities by MC or MC's contractors or subcontractors.

         c.     Limitation of SHI and MC Liability

                Notwithstanding any other provisions herein, to the extent that a risk of damage is not dealt with expressly in this Contract, SHI's and MC's liability under this Contract, whether or not arising as a result of an alleged breach of this Contract, shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages.

10.      ASSISTANCE WITH THIRD PARTY CLAIMS

         In the event a third party claim is asserted against SHI or MC as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontractors, arising from or in connection with the Services provided by SHI under this Contract, SHI and MC each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Contract, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

11.      WARRANTIES

         SHI makes no warranties of any kind, express or implied, including any implied warranty of merchantability or fitness for a particular purpose.

12.      PUBLICITY RELATING TO CONTRACT

         In cases where one Party intends to use results obtained from this Contract or advertise his role in this Contract, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

13.      APPLICABLE LAW

         The Contract shall be governed by the laws of the State of Virginia.

14.      ARBITRATION/DISPUTES

         Disputes arising out of the interpretation or execution of this Contract which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Washington, DC. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of its obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, MC and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Contract and without prejudice to the final resolution of the matter in dispute.

15.      TERMINATION OF SERVICES

         Both parties have the right to terminate this Contract pursuant to the following conditions only:

         a.     SHI may terminate this Contract:

                (i) In the event NASDA delivers any payload described in the SOW so late beyond the mutually agreed upon delivery date that SHI, in its sole reasonable judgment, is unable to process such payload in time to meet the launch schedule, SHI will terminate this Contract and shall retain all payments made by MC to the date of termination, and MC is further liable for all costs incurred by SHI as a result of such NASDA failure, or

                (ii) In the event of a material breach by MC which MC fails to cure within a reasonable time after written notice received from SHI (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and MC is further liable for all costs incurred by SHI resulting from MC's breach of the Contract or,

                (iii) As a result of any actions or inactions by NASA which prevent the manifesting of the Exhibit A experiments on STS-95, in which case SHI shall be entitled to all payments hereunder received to the date of termination, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well as all termination charges which may be imposed by third parties (such as NASA or SHI subcontractors).

         b.     MC may terminate this Contract:

                (ii) Without cause at any time before installation of the Exhibit A experiments into the SHI module upon sufficient written notification to SHI of such intent, in which case MC shall be liable for and SHI shall retain all payments hereunder received up to the date of termination, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well as all termination charges which may be imposed by third parties (such as NASA or SHI subcontractors), or,

                (ii) In the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from MC, in which case MC will be relieved from making any further payments to SHI subsequent to the material breach hereof.

         c.     Termination In Special Cases:

                MC may terminate this Contract by giving written notice with immediate effect in any of the following events:

                (i) If SHI becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors;

                (ii) If SHI resorts to fraudulent practices in connection with the contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed or by the giving or offering of gifts or remuneration for the purpose of bribery to any person in the employ of NASDA or acting on its behalf, irrespective of whether such bribes or remuneration are made on the initiative of SHI or otherwise.

16.      ASSIGNMENTS

         No party shall assign to another person or entity any part of its rights under this Agreement, including but not limited to rights for services related to scheduled launches, unless otherwise expressly agreed to by the other party in writing, or as may be required pursuant to law.

17.      NOTICES

         All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

         To SHI:                    Ms. Nelda Wilbanks
                                    Contracts Administrator
                                    SPACEHAB, Inc.
                                    1595 Spring Hill Road, Suite 360
                                    Vienna, VA  22182 USA

         To MC:                     Mr. Kazushi Ochi
                                    Manager, Space Systems Unit
                                    Mitsubishi Corporation
                                    2-6-3 Marunouchi, Chiyoda-ku
                                    Tokyo, Japan 100-86

         The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

18.      FORCE MAJEURE

         Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate its affects.

19.      COMPLETE CONTRACT

         This Contract constitutes the complete Contract and understanding with respect to the subject matter hereof between the parties.

         Mitsubishi Corporation                   SPACEHAB, Inc.

         By: ________________________________     By: __________________________


         Name: ______________________________     Name:  Nelda Wilbanks
                                                         -----------------------

         Title: _____________________________     Title: Contracts Administrator
                                                         -----------------------

                                    EXHIBIT A
                                 EXPERIMENT LIST


1.        NASDA'S VESTIBULAR FUNCTION EXPERIMENT UNIT (VFEU)

2.        NASDA'S BIOLOGICAL RESEARCH IN A CANISTER (BRIC)

3.        NASDA'S ORGANIC CRYSTAL CHAMBER (OCC)*

4.        OCEANEERING/SPACEHAB REFRIGERATOR/FREEZER

5.        CAMCORDER/MICROCAM/STILLCAM

* THE OCC EXPERIMENT SUPPORT HARDWARE IS CO-LOCATED WITH THE 3-DIMENSIONAL MICROGRAVITY ACCELEROMETER (3-DMA) AND THE JAPANESE UNITED STATES THERMAL SCIENCES ACCELERATION PROJECT (JUSTSAP). HOWEVER, THERE IS NO CHARGE TO MC/NASDA FOR THE USE OF THIS HARDWARE, SUPPLIED BY THE UNIVERSITY OF ALABAMA - HUNTSVILLE, CONSORTIUM FOR MATERIALS DEVELOPMENT IN SPACE.